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                                                                      EXHIBIT 21



                         Frontier Financial Corporation
                    List of Subsidiaries as of March 15, 2000
                 (Ownership is 100% Unless Otherwise Indicated)



Name                                             Place of
                                                 Incorporation

Frontier Bank                                    Washington State

FFP, Inc.                                        Washington State